                                                              Exhibit (d)(6)(ii)


                                     AMENDED
                                   SCHEDULE B

                                     TO THE

                             SUB-ADVISORY AGREEMENT

                                 BY AND BETWEEN

                              ING INVESTMENTS, LLC
                                       AND
                     ING INVESTMENT MANAGEMENT ADVISORS B.V.

The Reapproval date of this Agreement with respect to each Fund is as follows:

NAME OF FUND                              REAPPROVAL DATE
------------                              ---------------
ING Emerging Countries Fund               September 1, 2004
ING Russia Fund                           September 1, 2004
ING Global Equity Dividend Fund*          September 1, 2005

*This Amended Schedule B to the Sub-Advisory Agreement will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.